Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Bridgewater Bancshares, Inc. 2005, 2012, and 2017 Combined Incentive and Non-Statutory Stock Option Plans of our report dated February 16, 2018 on the consolidated financial statements of Bridgewater Bancshares, Inc. and Subsidiaries for the year ended December 31, 2017 included in the Registration Statement on Form S-1.

/s/ CliftonLarsonAllen LLP

Minneapolis, Minnesota

March 19, 2018